UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2020

SECURITY NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Election Road, Suite 100	84020
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) was held on June 26, 2020, in Salt Lake City, Utah. As of the record date, there were issued and outstanding (including treasury stock) 15,878,480 shares of Class A common stock and 2,489,215 shares of Class C common stock, such Class C shares representing a weighted voting total of 24,892,150 Class C common shares, for a combined voting total of 40,770,630 Class A and Class C common shares. At the Annual Meeting there was present or represented by proxy a total of 11,606,236 Class A common shares (or approximately 73% of the outstanding Class A shares) and 2,458,849 Class C common shares (or approximately 99% of the outstanding Class C shares), such Class C shares representing a weighted voting total of 24,892,150 Class C common shares for a combined voting total of 36,498,386 Class A and Class C common shares (approximately 90% of the outstanding Class A and Class C shares). Accordingly, under Article IX of the Company’s Articles of Incorporation and the Utah Revised Business Corporation Act, the combined voting total of Class A and Class C common shares was a majority of the outstanding voting total of shares of Class A and Class C common stock and constituted a quorum for the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) approved the election of Scott M. Quist, H. Craig Moody, S. Andrew Quist, John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., Jason G. Overbaugh, and Norman G. Wilbur, as directors of the Company; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iii) ratified the Appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ended December 31, 2020.

The results of the voting at the Annual Meeting on the matters submitted to the stockholders are set forth below. It should be noted that at the Company’s Annual Meeting held on July 2, 2014, the stockholders approved a resolution providing for a 1-for-10 reverse stock split of the Company’s Class C common stock and for weighted voting of the Class C common stock. As a result, each share of Class C common stock has weighted voting of ten votes per share and may be converted into one share of Class A common stock. The voting results at the Annual Meeting set forth below reflect the weighted voting for the Class C common shares.

1.To elect three directors to be voted upon by Class A common stockholders voting separately as a class to serve until the 2020 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

Scott M. Quist	Class A	8,990,361	383,237
H. Craig Moody	Class A	8,820,857	552,741
S. Andrew Quist	Class A	8,962,432	411,166

2.To elect the remaining five directors to be voted upon by Class A and Class C common stockholders together to serve until the 2020 Annual Meeting and until their successors are duly elected and qualified.

Name	Class	Votes For	Votes Withheld

John L. Cook	Class A	8,927,185	446,413
	Class C	24,588,490	-
	Total	33,515,675	446,413

Gilbert A. Fuller	Class A	8,924,011	449,587
	Class C	24,588,490	-
	Total	33,512.501	449,587

Robert G. Hunter, M.D.	Class A	8,914,185	459,413
	Class C	24,588,490	-
	Total	33,502,675	459,413

Jason G. Overbaugh	Class A	8,965,260	408,338
	Class C	24,588,490	-
	Total	33,553,750	408,338

Norman G. Wilbur	Class A	8,317,711	1,055,887
	Class C	24,588,490	-
	Total	32,906,201	1,055,887

3.To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

Class	Votes For	Votes Against	Votes Abstaining

Class A	8,289,505	1,081,289	2,804
Class C	24,588,490	-	-
Total	32,877,995	1,081,289	2,804

4.To approve the amendment to the Security National Financial Corporation Amended and Restated 2013 Stock Option and Other Equity Incentive Awards Plan to authorize an additional 500,000 shares of Class A Common Stock to be available for issuance under the plan, of which up to 350,000 shares of Class C Common Stock may be issued as an alternative to up to 350,000 shares of Class A Common Stock.

Class	Votes For	Votes Against	Votes Abstaining

Class A	9,019,016	330,842	23,739
Class C	24,588,490	-	-
Total	33,607,506	330,842	23,739

5.To approve an amendment to the Security National Financial Corporation Amended and Restated 2014 Director Stock Option Plan to authorize an additional 100,000 shares of Class A Common Stock to be made available for issuance thereunder.

Class	Votes For	Votes Against	Votes Abstaining

Class A	9,062,243	308,141	3,214
Class C	24,588,490	-	-
Total	33,650,733	308,141	3,214

6.To ratify the appointment of Deloitte & Touche as the Company’s independent registered public accountants for the year ended December 31, 2020.

Class	Votes For	Votes Against	Votes Abstaining

Class A	11,546,910	54,464	4,862
Class C	24,588,490	-	-
Total	36,135,400	54,464	4,862

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION

                                    (Registrant)

Date: June 30, 2020

By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and
Chief Executive Officer